Exhibit 99.1

Wellgistics Health Introduces HubRx AI: Advancing the AI-Powered Prescription Ecosystem

TAMPA, FL / ACCESS Newswire / August 27, 2025 / Wellgistics Health, Inc. (NASDAQ:WGRX) (“Wellgistics Health” or the “Company”), a leader in next-generation pharmaceutical distribution, digital prescription routing, and AI-powered hub fulfillment, today announced the introduction of HubRx AI - a fully customizable AI engine built to streamline prescription hub services, reduce costs, and improve patient outcomes.

What HubRx AI Delivers

HubRx AI is an in-house, full-stack AI agent engine that integrates with Wellgistics Health’s platform. It connects seamlessly with leading LLMs (ChatGPT, Claude, Gemini, Grok, and others) and enables the rapid design, customization, and training of specialized bots that power programs, functions, tasks, and workflows - all while safeguarding patient data with strict privacy, security, and compliance controls

The HubRx AI command center enables operators to design, create, manage, and scale intelligent agents that automate and optimize core hub services, including:

●	Patient Onboarding & Adherence

●	Eligibility & Benefits Verification

●	Prior Authorization

●	Claims Management

●	Customer Service & Sales

As HubRx AI establishes its footprint through live deployments, Wellgistics Health intends to scale access across prescription healthcare stakeholders - paving the way for SaaS, membership, subscription, and licensing models that create recurring, high-margin revenue streams and long-term sustainable growth.

The WGRX Full-Stack Ecosystem: Digital + Physical Rails

Wellgistics Health combines advanced AI with a nationwide supply chain and distribution fulfillment network - all built and run in-house, not outsourced.

Technology (Digital Script Flow with AI Intelligence):

●	Einstein Rx AI - AI engine for clinical decision support and safety optimization.

●	Wellgistics Hub (formerly DelivMeds) - Digital routing infrastructure ensuring prescriptions move seamlessly from any source to any patient.

●	HubRx AI - AI-powered hub services engine automating benefit verification, authorizations, and patient adherence workflows.

Physical Infrastructure:

●	Distribution Network - Provides the physical rails that move medications reliably from manufacturer to patient.

●	Community Pharmacies - A trusted network of 6,500+ independent pharmacies across all 50 states, ensuring scale and local access for patients in need of insurance-covered medications.

●	In-House Pharmacy - Cash-pay and telemedicine fulfillment for direct-to-consumer solutions.

Executive Commentary

“Unlike traditional PBMs or siloed tech platforms, Wellgistics Health owns the full stack,” said Dr. Shafaat Pirani, Chief Clinical Officer of Wellgistics Health. “Einstein Rx AI ensures the right clinical decision, HubRx AI optimizes the digital flow, and Wellgistics Hub intelligently routes prescriptions. Together, with our national distribution network and pharmacy infrastructure, we ensure medications reach patients faster, smarter, and more affordably.”

“Wellgistics continues to forge ahead as a forward thinker,” said Brian Norton, Chief Executive Officer of Wellgistics Health. “We ask the hard questions about why healthcare is so slow and expensive, and we’re determined to change that. By building a vertically integrated ecosystem, we eliminate costly third parties, reduce friction and delays, and ensure the patient drug journey is more secure and controlled. We see a healthcare system in transition - one where the old ways of doing business are fading, and end-to-end AI-driven solutions will define the future. That’s the future Wellgistics is building toward.”

Wellgistics Health plans to begin implementation and onboarding for HubRx AI in Q4 2025, with full rollout and scaled operations expected in early 2026.

Market Need & Opportunity

The U.S. prescription drug market now exceeds $800 billion annually¹, with employers spending more than $315 billion on pharmacy benefits². Yet inefficiencies, claim denials, and opaque PBM practices contribute to more than $30 billion in avoidable waste each year³.

At the same time, the global pharma hub services market - encompassing platforms that support patient onboarding, benefits verification, prior authorization, adherence, and case management - is projected to reach $5.7 billion by 2030, growing at a CAGR of 9.9%⁴.

By embedding AI into every step of the prescription journey, Wellgistics Health is positioning HubRx AI to meet this demand, helping independent pharmacies, pharmaceutical manufacturers, and payors deliver:

●	Faster access for patients

●	Lower costs for employers and payors

●	Stronger margins for pharmacies

About Wellgistics Health

Wellgistics Health delivers medications from manufacturer to patient - faster, smarter, and more affordably. Its integrated platform connects more than 6,500 independent pharmacies and 200 U.S. manufacturers, offering wholesale distribution, digital prescription routing, and AI-driven hub services such as eligibility, adherence, onboarding, prior authorization, and cash-pay fulfillment. As a PBM-agnostic alternative, Wellgistics Health provides compliant, end-to-end solutions designed to restore access, transparency, and trust in U.S. healthcare.

Forward-Looking Statements

This press release may contain forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When Wellgistics Health uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. These forward-looking statements include, without limitation, statements regarding Wellgistics Health’s strategy and descriptions of its future operations, prospects, and plans. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from Wellgistics Health’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, market conditions and other risks detailed in our reports and statements filed with the SEC. Investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in Wellgistics Health’s filings with the SEC, available at www.sec.gov.

Media Contact:media@wellgisticshealth.com
Investor Relations:investors@wellgisticshealth.com

Investor Relations Contact:

Skyline Corporate Communications Group, LLC

Scott Powell, President

1177 Avenue of the Americas, 5th Floor

New York, NY 10036

Office: (646) 893-5835

Email: info@skylineccg.com

References

1.	IQVIA Institute, The Use of Medicines in the U.S. (2023)

2.	Kaiser Family Foundation, Employer Health Benefits Survey (2023)

3.	Pharmaceutical Care Management Association (PCMA) + CMS estimates on claims waste (2022-2023)

4.	Grand View Research, Pharma Hub Services Market Report (2024)

SOURCE: Wellgistics Health, Inc.